Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

VERTEX AEROSPACE HOLDCO LLC

the Persons listed on Schedule A hereto under the heading MANAGEMENT,

ALLY COMMERCIAL FINANCE, LLC

and

VECTRUS, INC.

Dated as of July 5, 2022

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”) is made as of July 5, 2022, by and among Vectrus, Inc., an Indiana corporation (the “Company”), and Vertex Aerospace Holdco LLC (“AIP”), the Persons listed on Schedule A hereto under the heading Management (“Management”) and Ally Commercial Finance, LLC (“Ally”).

RECITALS

WHEREAS, on March 7, 2022, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Andor Merger Sub Inc., a Delaware corporation and direct wholly owned Subsidiary of the Company (“Merger Sub Inc.”), Andor Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of the Company (“Merger Sub LLC”), and Vertex Aerospace Services Holding Corp., a Delaware corporation (“Virgo”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein: (a) Merger Sub Inc. will merge with and into Virgo (the “First Merger”), with Virgo being the surviving corporation of the First Merger (Virgo, in its capacity as the surviving corporation of the First Merger, the “First Merger Surviving Corporation”); and (b) immediately following the First Merger, the First Merger Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”) with Merger Sub LLC being the surviving entity of the Second Merger and a wholly owned Subsidiary of the Company;

WHEREAS, as a condition to the closing of the Mergers, the Company, AIP, Management and Ally have entered into this Agreement and the Shareholders Agreement (as defined below); and

WHEREAS, the Company, AIP, Management and Ally desire to enter into this Agreement to set forth their understanding and agreement as to certain rights and obligations of the Holders (as defined below) and the Company upon and after the consummation of the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, intending to be legally bound, as follows:

1.                  Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning set forth in Section 2.3(c).

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Company, after consultation with counsel to the Company, (a) would be required to be made in any registration statement or SEC report in order for it to not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the registration statement or report were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means (a) with respect to any AIP Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and includes any private equity investment fund which is the primary investment advisor (or an Affiliate thereof) to such specified Person and (b) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided that for purposes hereof, (i) each AIP Person shall be deemed to be an Affiliate of every other AIP Person, (ii) neither the Company nor any Subsidiary of the Company shall be deemed to be an Affiliate of any Holder, and (iii) except as set forth in clause (i) above, no Holder shall be deemed to be an Affiliate of any other Holder. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise, and “controlled” and “controlling” have meanings corresponding to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“AIP” has the meaning set forth in the preamble.

“AIP Person” means AIP and any Permitted Transferee who is Assigned any or all of such AIP Person’s Registrable Securities in accordance with Section 3.6.

“Ally” has the meaning set forth in the preamble.

“Assign” means to directly or indirectly sell, transfer, assign, distribute, exchange, pledge, hypothecate, mortgage, grant a security interest in, encumber or otherwise dispose of Registrable Securities, whether voluntarily or by operation of law, including by way of a merger. “Assignor,” “Assignee,” “Assigning” and “Assignment” have meanings corresponding to the foregoing.

“Block Trade” means an underwritten transaction without substantial marketing efforts prior to pricing, including a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Claims” has the meaning set forth in Section 2.10(a).

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Demand” has the meaning set forth in Section 2.2(a).

“Demand Request” has the meaning set forth in Section 2.2(a).

“EDGAR” has the meaning set forth in Section 3.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Company Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of “blue sky” counsel of one (1) outside law firm for the underwriters, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the Participating Holder(s) (selected by the Majority Participating Holders) not to exceed $40,000 in the aggregate for each registration or underwritten offering without prior approval of the Company, (viii) fees and disbursements of all independent public accountants incurred specifically in connection with a registration (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons retained by the Company, including special experts, (ix) fees and expenses payable to any Qualified Independent Underwriter, and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities (excluding, for the avoidance of doubt, any underwriting discount or spread).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3 Shelf” means a registration statement on Form S-3 or other applicable registration form, including Form S-1 to the extent the Company is not eligible to use Form S-3.

“Holder” or “Holders” means the AIP Persons, Ally, Management or any transferee of Registrable Securities to whom any Person who is a party to this Agreement shall Assign any rights hereunder in accordance with Section 3.6.

“Initiating Holder(s)” has the meaning set forth in Section 2.2(a).

“Lock Up Agreement” means any agreement between the Company, or any of its Affiliates, and any Holder that provides for contractual restrictions on the transfer of Registrable Securities held by such Holder.

“Majority Participating Holders” means the Participating Holders holding more than 50% of the Registrable Securities proposed to be included in an offering of Registrable Securities pursuant to Section 2.2 or Section 2.3.

“Management” has the meaning set forth in the preamble.

“Manager” has the meaning set forth in Section 2.2(c).

“Merger Agreement” has the meaning set forth in the recitals.

“Mergers” has the meaning set forth in the recitals.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus or necessary to make the statements in a registration statement or prospectus (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any registration or offering of Registrable Securities pursuant to Section 2.2 or Section 2.3.

“Partner Distribution” has the meaning set forth in Section 2.2(b)(ii).

“Permitted Transferee” means, in the case of any Holder, an Affiliate of such Holder.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Shares” has the meaning set forth in Section 2.4(a)(v).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means, subject to any adjustment in accordance with Section 3.1, (i) any Company Shares held by the Holders immediately following the Closing (including any securities distributable pursuant to the Merger Agreement) and (ii) any securities issued in replacement of or exchange for any securities described in clause (i) above; provided that, as to any Registrable Securities held by a particular Holder, such securities shall cease to be Registrable Securities when:

(a)               a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement;

(b)               such securities shall have ceased to be outstanding;

(c)               such securities may be sold without registration under Rule 144 or any successor provisions or rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); provided, however, that this clause (c) shall not apply to the Registrable Securities held by any AIP Person; or

(d)               such securities have been sold to, or through, a broker, dealer or underwriter or pursuant to Rule 144 in a public distribution or other public securities transaction and are no longer held by such Holder.

“Rule 144” and “Rule 144A” have the meaning set forth in Section 3.2.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 2.4(a) Sale Number” has the meaning set forth in Section 2.4(a).

“Section 2.4(b) Sale Number” has the meaning set forth in Section 2.4(b).

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shareholders Agreement” means the Shareholders Agreement, dated as of the date hereof, by and among the Company and the other parties thereto.

“Shelf” shall mean the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Sky Business” means the entities and other assets acquired by Virgo as part of the Sky Transaction.

“Sky Transaction” means the transaction contemplated by that certain Share and Asset Purchase and Sale Agreement, dated as of September 8, 2021, by and among Virgo, Vertex Aerospace LLC and Raytheon Company.

“Subsequent Shelf Registration Statement” means a new shelf registration statement filed in the event the Shelf ceases to be effective while Registrable Securities are still outstanding.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, or other business entity of which a majority of the voting securities or voting interests is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Underwritten Shelf Takedown” means the sale of all or any portion of a Holders’ Registrable Securities in an underwritten offering that is registered pursuant to the Shelf.

“Valid Business Reason” has the meaning set forth in Section 2.8(b)(ii).

“Virgo” has the meaning set forth in the recitals.

2.                  Registration Rights.

2.1              Shelf Registration.

(a)               As soon as reasonably practicable, but no later than the earlier of (a) the forty-fifth (45th) calendar day following the Company’s receipt of all of the historical financial information of Virgo and the Sky Business and all of the related pro forma financial information required to be included in a Shelf registration on a Form S-3 Shelf and (b) the ninetieth (90th) calendar day following the Closing Date, the Company shall file with the SEC a registration statement for a Shelf registration on a Form S-3 Shelf covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and, if such Shelf is not an automatically effective Shelf, shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the sixtieth (60th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the registration statement and (y) the seventh (7th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(b)               If any Shelf ceases or will cease to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act or file a Subsequent Shelf Registration Statement registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), in each case using its commercially reasonable efforts to prevent any period in which the Registrable Securities would not be subject to a Shelf, and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) if such Shelf is not an automatically effective Shelf, cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(c)               The Company’s obligations under this section shall, for the avoidance of doubt, be subject to Section 2.8.

2.2              Demands for Underwritten Shelf Takedowns.

(a)               If at any time the Company shall receive a written request from a Holder or group of Holders for an Underwritten Shelf Takedown (a “Demand Request,” and the underwritten offering so requested is referred to herein as a “Demand,” and the sender(s) of such request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall use its commercially reasonable efforts to effectuate such Underwritten Shelf Takedown as soon as practicable (taking into account the required notice provisions in Section 2.3(a)), including preparing and, if required by applicable law, filing any amendment or supplement to the related prospectus or an amendment or supplement to any document incorporated therein by reference or any other required document in such a manner as to permit such Holder or group of Holders to deliver or be deemed to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law and to enable such Registrable Securities to be offered, sold and distributed in the Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Notwithstanding the foregoing, the Company is not obligated to effect an Underwritten Shelf Takedown:

(i)                 within ninety (90) days of another Underwritten Shelf Takedown pursuant to this Section 2.2;

(ii)              during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration (other than a registration statement on Form S-4 or Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with an exchange offer or any employee benefit or stock purchase and/or dividend reinvestment plan); provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable registration statement;

(iii)            where the anticipated offering price, before any underwriting discounts or commissions and any offering-related expenses, is equal to or less than $50,000,000;

(iv)             more than two (2) times per fiscal year of the Company; or

(v)               more than five (5) times pursuant to this Agreement.

(b)

(i)                 The Company, subject to Sections 2.4 and 2.7, shall include in an Underwritten Shelf Takedown (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such underwritten offering pursuant to Section 2.3 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder).

(ii)              Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a distribution to, and resale or distribution by, the members or partners of a Holder for which the registration statement is required under the Securities Act to make such resale or distribution (a “Partner Distribution”), file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder, subject to compliance with applicable securities laws, if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder, subject to compliance with applicable securities laws, including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law, to effect such Partner Distribution.

(c)               In connection with any Underwritten Shelf Takedown, the Majority Participating Holders shall have the right, following consultation with the Company, to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and each other managing underwriter for such registration (which underwriter(s) shall consist of one or more reputable nationally recognized investment banks).

(d)               Notwithstanding anything to the contrary in this Agreement, the Company may effectuate any Underwritten Shelf Takedown pursuant to any then effective registration statement that is then available for such offering.

(e)               The Company’s obligation under this section shall, for the avoidance of doubt, be subject to Section 2.8.

2.3              Piggyback Registrations.

(a)               If, at any time or from time to time the Company intends to register or commence an offering of any of its securities for its own account or otherwise (other than a registration statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) filed pursuant to Section 2.1 hereunder, (vi) a Block Trade or (vii) otherwise filed in connection with any merger, acquisition or similar transaction, or any financing thereof, by or involving the Company or its subsidiaries pursuant to registrations on Form S-4), the Company shall:

(i)                 promptly give to each Holder written notice thereof (in any event within three (3) Business Days); and

(ii)              include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within two (2) business days after receipt of such written notice from the Company, by any of the Holders, except as set forth in Section 2.3(b) and Section 2.3(d), with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.3(a) shall relieve the Company of its obligations to effect Underwritten Shelf Takedowns under Section 2.2 hereof.

(b)               If the registration in this Section 2.3 involves an underwritten offering, the right of any Holder to include its Registrable Securities in a registration or offering pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters; provided that such underwriters are mutually acceptable to the Majority Participating Holders and the Company.

(c)               The Company, subject to Sections 2.4 and 2.7, may elect to include in any registration statement and offering pursuant to a Demand by any Person, (i) authorized but unissued shares of Company Shares or Company Shares held by the Company as treasury shares and (ii) any other Company Shares which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders.

(d)               Notwithstanding anything in this Agreement to the contrary, the rights of each Holder set forth in this Agreement shall be subject to Article 4 of the Shareholders Agreement and any Lock Up Agreement that such Holder is party thereto.

2.4              Allocation of Securities Included in Registration Statement or Offering.

(a)               Notwithstanding any other provision of this Agreement, in connection with an underwritten offering initiated by a Demand Request, if the Manager advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.4(a) Sale Number”) within a price range acceptable to the Majority Participating Holders, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall use its commercially reasonable efforts to include in such registration or offering, as applicable, the number of shares of Registrable Securities in the registration and underwriting as follows:

(i)                 first, all Registrable Securities requested to be included in such registration or offering by the Initiating Holders thereof; provided, however, that if such number of Registrable Securities exceeds the Section 2.4(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.4(a) Sale Number) to be included in such registration shall be allocated among all such Initiating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Initiating Holders at the time of filing of the registration statement or the time of the offering, as applicable;

(ii)              second, all Registrable Securities requested to be included in such registration or offering by Holders pursuant to the exercise of piggyback rights pursuant to Section 2.3(a); provided, however, that if such number of Registrable Securities exceeds the Section 2.4(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.4(a) Sale Number) to be included in such registration shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement or the time of the offering, as applicable;

(iii)            third, if by the withdrawal of Registrable Securities by a Participating Holder, a greater number of Registrable Securities held by other Holders, may be included in such registration or offering (up to the Section 2.4(a) Sale Number), then the Company shall offer to all Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in Section 2.4(a)(ii);

(iv)             fourth, to the extent that the number of Registrable Securities to be included pursuant to clauses (i), (ii) and (iii) of this Section 2.4(a) is less than the Section 2.4(a) Sale Number, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Section 2.4(a) Sale Number; and

(v)               fifth, to the extent that the number of securities to be included pursuant to clauses (i), (ii), (iii) and (iv) of this Section 2.4(a) is less than the Section 2.4(a) Sale Number, the remaining securities to be included in such registration or offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration or offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.4(a) Sale Number.

Notwithstanding anything in this Section 2.4(a) to the contrary, no member of Management will be entitled to include Registrable Securities in a registration requested pursuant to Section 2.2 to the extent the Manager of such offering shall determine in good faith that the participation of such member of Management would adversely affect the marketability of the securities being sold by the Initiating Holder(s) in such registration.

(b)               Notwithstanding any other provision of this Agreement, in a registration involving an underwritten offering on behalf of the Company, which was initiated by the Company, if the Manager determines that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.4(b) Sale Number”) the Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

(i)                 first, all equity securities that the Company proposes to register for its own account;

(ii)              second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.4(b) is less than the Section 2.4(b) Sale Number, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested for inclusion in such registration by Holders pursuant to Section 2.3 up to the Section 2.4(b) Sale Number; and

(iii)            third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.4(b) is less than the Section 2.4(b) Sale Number, the remaining securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.4(b) Sale Number.

(c)               If any Holder of Registrable Securities disapproves of the terms of the underwriting, or if, as a result of the proration provisions set forth in clauses (a) or (b) of this Section 2.4, any Holder shall not be entitled to include all Registrable Securities in a registration or offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or offering or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing, to the Company, Manager and, if applicable, the Initiating Holder(s), prior to the execution of the underwriting agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include such withdrawn Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.5              Registration Procedures. Except as otherwise provided in this Agreement, if and whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall promptly (in accordance with this Agreement) in connection with the registration of the Registrable Securities and, where applicable, a takedown off of a Shelf registration:

(a)               prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company and (ii) shall, in the case of a Shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use commercially reasonable efforts to cause such registration statement to become effective and remain continuously effective from the date such registration statement is declared effective until the first date as of which all of the Registrable Securities included in the registration statement have been sold or have ceased to be Registrable Securities (provided, however, that, upon request, before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company shall furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel (provided that the Company shall be under no obligation to make any changes suggested by the Holders), and the Company shall not file a Shelf registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto (other than any amendments or supplements as a result of the filing of any documents that are incorporated by reference in any of the foregoing) to which the Majority Participating Holders or the underwriters, if any, shall reasonably object);

(b)               prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for the period set forth in Section 2.5(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition (including to effect a Partner Distribution) by the seller or sellers thereof set forth in such registration statement, including, at the reasonable request of any Holder, any disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in a Shelf, or revise such disclosure or language if deemed necessary or advisable by such Holder, including filing a prospectus supplement naming the Holders, Permitted Transferees, partners, members and shareholders to the extent required by law, in each case in accordance with and as permitted by applicable securities laws and not inconsistent with the other provisions of this Agreement;

(c)               in the event of any Underwritten Shelf Takedown, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Manager of such offering; provided that such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders and (ii) contain terms not inconsistent with the provisions of this Agreement;

(d)               furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

(e)               use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this Agreement, be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(f)                promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed (other than any documents that are incorporated by reference in any of the foregoing) and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time between the signing and closing of an offering to which an underwriting agreement, securities sale agreement, or other similar agreement relates, the representations and warranties contemplated by such agreement shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(g)               comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 45 days, or 90 days if it is a fiscal year, after the end of such 12 month period described hereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(h)               (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(i)                 cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement;

(j)                 enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, in each case in accordance with and as permitted by applicable securities laws and not inconsistent with the other provisions of this Agreement;

(k)               in the event of an underwritten offering, to the extent customary for a transaction of its type, use commercially reasonable efforts (i) to obtain an opinion from the Company’s counsel and a comfort letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and comfort letters (including, in the case of such comfort letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and comfort letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(l)                 use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

(m)             provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(n)               in the event of an underwritten offering, use commercially reasonable efforts to make available, upon reasonable notice and at reasonable times, its senior executives for customary participation in “road shows” and other marketing efforts and otherwise provide assistance reasonably and customarily requested by the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(o)               in connection with a sale of Registrable Securities, cooperate with the Participating Holders and the managing underwriter, if any, to (i) subject to the applicable procedures and requirements of the transfer agent, and the delivery of customary seller representations and other information, facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities being sold, and (ii) subject to the applicable procedures, timing and requirements of the transfer agent, use commercially reasonable efforts to cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least three Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(p)               in the event of an underwritten offering, to the extent customary for a transaction of its type, cooperate with any due diligence investigation by any Manager, underwriter or Participating Holder and make available such customary documents and records of the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company), subject to customary exclusions, including for privileged information;

(q)               take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(r)                take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.2 or 2.3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any Misstatement; and

(s)                in connection with any Underwritten Shelf Takedown, if at any time the information conveyed to a purchaser at the time of sale includes any Misstatement, promptly file with the SEC such amendments or supplements to such information as may be necessary to cure such Misstatement.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3, or 2.5 that each Participating Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request so long as such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.6              Registration Expenses. All Expenses incurred in connection with any offering, registration, filing, qualification or compliance pursuant to Section 2 shall be borne by the Company. All incremental selling expenses relating to the sale of Registrable Securities, including underwriting discounts and selling commissions relating to securities registered by the Holders and, other than as set forth in the definition of “Expenses,” all fees and expenses of any legal counsel representing the Holders, shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder.

2.7              Certain Limitations on Registration Rights. In the case of any registration under Section 2.2 pursuant to an underwritten offering, or, in the case of a registration under Section 2.3, all securities to be included in such registration shall be subject to the underwriting agreement and no Person may participate in such registration or offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof, and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

2.8              Limitations on Sale or Distribution of Other Securities.

(a)               Upon receipt of written notice from the Company that a registration statement or prospectus contains a Misstatement, each Holder shall forthwith discontinue disposing of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed.

(b)               Subject to Section 2.8(d), the Company may, upon giving prompt written notice (the “Suspension Notice”) to the Holders, postpone filing a registration statement relating to a Demand Request, suspend sales under an existing Shelf registration statement, cause a registration statement to be withdrawn and its effectiveness terminated or postpone amending or supplementing a registration statement:

(i)                 if the Company would be required to (1) make an Adverse Disclosure or (2) include in such registration statement financial statements that are unavailable to the Company for reasons beyond the Company’s control (provided that the Company will use commercially reasonable efforts to obtain such financial statements as soon as practicable); and

(ii)              if the negotiation or consummation of a material financing, acquisition, corporate reorganization, merger, other transaction or event involving the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes would require additional disclosure by the Company in the registration statement of material information that the Company has a bona fide business purpose for keeping confidential, and the non-disclosure of which in the registration statement would be expected, in the reasonable determination of the Board, to cause the registration statement to fail to comply with applicable disclosure requirements (each of the foregoing, a “Valid Business Reason”).

The Suspension Notice shall not specify the nature of the event giving rise to such delay or suspension.

(c)               In the event the Company exercises its rights under Section 2.8(b), the Holders agree to (i) suspend, immediately upon their receipt of the Suspension Notice, their use of the prospectus relating to any registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents and (ii) if so directed by the Company, deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of the Suspension Notice.

(d)               The right to delay or suspend any filing, initial effectiveness or continued use of a registration statement pursuant to Section 2.8(b) or a registered offering pursuant to Section 2.1 shall only be exercised by the Company for the shortest period of time determined in good faith by the Company to be necessary for such purpose, which will in no event be for more than ninety (90) calendar days during any twelve (12)-month period. If the Company shall give any notice of withdrawal or postponement of a registration statement pursuant to this section, the Company shall, not later than five Business Days after the event that caused such withdrawal or postponement no longer exists, use commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration.

(e)               If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Request (whether pursuant to Section 2.8 or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration or Demand for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If, following receipt of a Suspension Notice, an Initiating Holder withdraws its Demand Request, the Company shall not be considered to have effected an effective registration or Demand for the purposes of this Agreement.

(f)                Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.2, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Company Shares or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days from the pricing date of such offering or such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to; provided that, if a managing underwriter or underwriters of an offering releases any Person from its similar obligations, each other Holder shall be released from its obligations under this Section 2.8, on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time, and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Company Shares (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days; and, if so requested, each Holder agrees to enter into a customary lock-up agreement, not to exceed ninety (90) days from the pricing date of such offering, with such managing underwriter.

2.9              No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.10          Indemnification.

(a)               In the event of any registration and/or offering of any securities of the Company under the Securities Act pursuant to this Section 2, the Company shall, and hereby agrees to, and hereby does, indemnify, defend and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of one (1) outside law firm and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in a registration statement or a preliminary or final prospectus, including any free writing prospectus, or any amendments or supplements thereto, necessary to make the statements therein (in the case of a prospectus or an amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, and the Company shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b)               Each Participating Holder shall, severally and not jointly, indemnify, defend and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 2.10) to the extent permitted by law the Company, its officers, directors, fiduciaries, employees, shareholders (and the directors, officers, fiduciaries, employees, or shareholders thereof), each Person controlling the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in a registration statement or a preliminary or final prospectus, including any free writing prospectus, or any amendments or supplements thereto, necessary to make the statements therein (in the case of a prospectus or an amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.10(b) and Sections 2.10(c) and (e) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)               Indemnification similar to that specified in the preceding clauses (a) and (b) of this Section 2.10 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d)               Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.10, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding clauses of this Section 2.10, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In the event that AIP Persons are the indemnified parties, the indemnity obligations contained in Sections 2.10(a) and 2.10(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the AIP Persons, which consent shall not be unreasonably conditioned or withheld.

(e)               If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 2.10(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.10(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.10(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section (e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.10(e) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 2.10(b) and (c).

(f)                The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract (except as set forth in subsection (h) below) and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a registration statement. In the event one or more Holders effect a Partner Distribution pursuant to a registration statement in which the name of partners, members or shareholders who receive a distribution are named in a prospectus supplement or registration statement, the partners, members or shareholders so named shall be entitled to indemnification and contribution by the Company to the same extent as a Holder hereunder.

(g)               The indemnification and contribution required by this Section 2.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

(h)               If a customary underwriting agreement shall be entered into in connection with any registration pursuant to Section 2.2 or 2.3, the indemnity, contribution and related provisions set forth therein shall supersede the indemnification and contribution provisions set forth in this Section 2.10.

3.                  General.

3.1              Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

3.2              Rule 144 and Rule 144A. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it shall timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it shall, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

3.3              EDGAR Filings. Notwithstanding anything contained in this Agreement, the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

3.4              Amendments and Waivers; Termination. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question. Any amendment or waiver effected in accordance with this Section 3.4 shall be binding upon each Holder and the Company. Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 3.4 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions. This Agreement shall terminate on the earlier of (a) the twelfth (12th) anniversary of the date of this Agreement and (b) as to any Holder when it no longer holds any Registrable Securities.

3.5              Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by (a) personal hand-delivery, (b) electronic mail, (c) mailing in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or (d) nationally recognized air courier guaranteeing overnight delivery, in each case, addressed to the Company or the AIP Persons at the address set forth below or to the applicable Holder (other than the AIP Persons) at the address indicated on Schedule A hereto (or at such other address for a Holder as shall be specified by like notice):

if to the Company:

Vectrus
7901 Jones Branch Drive, Suite 700
McLean, VA 22102
Attention:	Kevin T. Boyle
Email:	kevin.boyle@Vectrus.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Kenneth M. Wolff
E-Mail:	kenneth.wolff@skadden.com

if to the AIP Persons:

American Industrial Partners
450 Lexington Avenue, 40th Floor
New York, New York 10017
Attention:	Dino Cusumano
Joel Rotroff
E-Mail:	dino@americanindustrial.com
jrotroff@americanindustrial.com
notices@americanindustrial.com

with a copy (which shall not constitute notice) to:

Jones Day
250 Vesey St.
New York, New York 10281
Attention:	James Dougherty
Justin A. Macke
E-mail:	jpdougherty@jonesday.com
jamacke@jonesday.com

3.6              Successors and Assigns.

(a)               This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)               A Holder may Assign his, her or its rights under this Agreement without the Company’s consent to an Assignee of Registrable Securities which (i) is with respect to any Holder, the spouse, parent, sibling, child, step-child or grandchild of such Holder, or the spouse thereof and any trust, limited liability company, limited partnership, private foundation or other estate planning vehicle wholly owned or controlled by such Holder or for the benefit of any of the foregoing or other persons pursuant to the laws of descent and distribution, or (ii) is a legatee, executor or other fiduciary pursuant to a last will and testament of the Holder or pursuant to the terms of any trust which take effect upon the death of the Holder. Notwithstanding the provisions of Section 3.6(b), a Holder may transfer any or all of its Company Shares at any time to a Permitted Transferee in accordance with the Shareholders Agreement; provided that such Permitted Transferee shall agree in writing that it shall, upon such transfer, assume with respect to such Company Shares the transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Holder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such transferor in respect of the Company Shares. Subject to subsection (c) below, any Assignment shall be conditioned upon prior written notice to the Company identifying the name and address of such Assignee and any other material information as to the identity of such Assignee as may be reasonably requested, and Schedule A hereto shall be updated to reflect such Assignment.

(c)               Notwithstanding anything to the contrary contained in this Section 3.6, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without Assigning its rights hereunder with respect thereto; provided that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.

3.7              Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the consent of the Holders of at least a majority of the Registrable Securities at the time in question, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company rights that are more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to such Holders.

3.8              Entire Agreement. This Agreement, the Shareholders Agreement and the other agreements referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

3.9              Governing Law; Waiver of Jury Trial; Jurisdiction.

(a)               Governing Law. This Agreement is and all actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement (including the actions of the parties to this Agreement in the negotiation, administration, performance and enforcement hereof) are governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

(b)               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. The Company or any Holder may file an original counterpart or a copy of this Section 3.9(b) with any court as written evidence of the consent of any of the parties hereto to the waiver of their rights to trial by jury.

(c)               Jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 3.5, and nothing in this Section 3.9 shall affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably submits itself and its properties and assets to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof; (iii) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any such action, proceeding or counterclaim; (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (v) waives any objection that it may now or hereafter have to the venue of any such action, proceeding or counterclaim in any such court or that such action, proceeding or counterclaim was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, proceeding or counterclaim relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

3.10          Interpretation; Construction.

(a)               The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thin extends, and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns

(b)               The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

3.11          Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

3.12          Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

3.13          Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond or any similar instrument, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall oppose the granting of an injunction or specific performance as provided herein or raise the defense that there is an adequate remedy at law. The remedies available to the parties hereto pursuant to this Section 3.13 shall be in addition to and without prejudice with regard to any other remedy to which the parties hereto are entitled at law or in equity.

3.14          No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 2.10 are express third-party beneficiaries of the obligations of the Parties set forth in Section 2.10.

3.15          Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties set forth below have duly executed this Agreement as of the day and year first above written.

VECTRUS, INC.

By:	/s/ Charles L. Prow
Name:	Charles L. Prow
Title:	President and Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Registration Rights Agreement]

HOLDERS: VERTEX AEROSPACE HOLDCO LLC

By:	/s/ Joel M. Rotroff
Name:	Joel M. Rotroff
Title:	President

ALLY COMMERCIAL FINANCE LLC

By:	/s/ Scott Nightingale
Name:	Scott Nightingale
Title:	Authorized Signatory

BURT DUREN

By:	/s/ Burt Duren

KELLY MILLER

By:	/s/ Kelly Miller

DENNIS MIRABILE

By:	/s/ Dennis Mirabile

[Signature Page to Registration Rights Agreement]